EXHIBIT 5.1

             SICHENZIA ROSS FRIEDMAN FERENCE LLP 1065 Avenue of the
                               Americas, 21st Flr.
                               New York, NY 10018

                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                 March 29, 2006

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:   Cereplast, Inc.
      Form SB-2 Registration Statement (File No. 333-131853)

Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Cereplast, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the 28,000,000 shares of common stock to be issued to the selling stockholder will be duly authorized, legally and validly issued, fully paid and non-assessable when issued pursuant the Periodic Equity Investment Agreement entered between the Company and the selling stockholder.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP